AMENDMENT NO. 3
TO
STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into effective as of this 2nd day of May, 2011, by and among InsWeb Corporation, a Delaware  corporation (the “Buyer”), Potrero Media Corporation, a California corporation (the “Company”), and Rick Natsch and Heather Natsch (the “Stockholders”).

RECITALS

WHEREAS, the parties hereto previously entered into that certain Stock Purchase Agreement dated as of August 31, 2010 (the “Agreement”) pursuant to which the Buyer acquired the Company;

WHEREAS, Buyer has operated the Company as a separate company since the acquisition, primarily due to contingent consideration provisions in the Agreement;

WHEREAS, the parties recognize that additional value could be achieved by combining the two operating units.

NOW, THEREFORE, the parties, intending to be legally bound, hereby amend the Agreement as follows:

1.           All capitalized terms used herein shall have the same meaning as assigned in the Agreement unless otherwise defined herein.

2.           Within 7 days of the effective date of this Amendment No. 3, Buyer agrees to make a one-time payment of $2,100,000 to Stockholders (the “Buyout Payment”).

3.           In exchange for the Buyout Payment, Stockholders agree to forever waive their right to receive, and hereby release Buyer from the obligation to pay, all amounts described as Deferred Transaction Consideration and Installment Cash Payment in the Agreement and Exhibit A to the Agreement. Stockholders acknowledge that: (i) their waiver and release are voluntary and irrevocable; (ii) they have independently evaluated the fairness of the Buyout Payment, and (iii) they have been presented with the opportunity to consult with legal counsel prior to executing this Amendment No. 3.  Buyer confirms that as of the date of this Agreement, Buyer has no claims of any kind against the Stockholders, including but not limited to, claims for indemnification against the Stockholders pursuant to Article VI of the Agreement.

4.           Amendment No. 2 is deleted and of no further force or effect.

5.           By signing below and in consideration for the Buyout Payment, Stockholders are waiving any rights they may have under Section 1542 of the California Civil Code. Section 1542 provides that:

A General Release Does Not Extend To Claims Which The Creditor Does Not Know Or Suspect To Exist In His Favor At The Time Of Executing The Release, Which If Known By Him Must Have Materially Affected His Settlement With The Debtor.

6.           Except as provided herein, the terms and conditions of the Agreement, as amended, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first written above.

BUYER:                                                                INSWEB CORPORATION

By:  /S/ Hussein A. Enan

Name: Hussein A. Enan

Title: CEO

COMPANY:	POTRERO MEDIA CORPORATION.

By:  /S/ Richard A. Natsch______________

Name: Richard A. Natsch

Title: President_______________________

STOCKHOLDERS:	_/S/ Rick Natsch_____________________
Rick Natsch

/S/ Heather Natsch____________________
Heather Natsch